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                                 AMENDMENT NO. 3
                                       TO
                           PURCHASE AND SALE AGREEMENT


        This Amendment No. 3 ("Amendment") is executed as of October 16, 1997, by and between PARKWAY CAPITAL, INC., a Washington corporation, or assigns ("Buyer"), and AMERICAN PROPERTIES INVESTMENTS, INC., a Washington corporation ("Seller"), with respect to that certain Real Estate Purchase and Sale Agreement and Joint Escrow Instructions between the parties dated as of August 5, 1997, as amended by Amendment No. 1 dated as of August 18, 1997, and Amendment No. 2 dated as of September 30, 1997 (collectively, the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

        The parties agree as follows:

        1. Waiver of Contingencies. Buyer has completed its inspection and review of the Property and is fully satisfied with the Property except as to the matters set forth in this Section 1 below, and hereby waives all contingencies with respect to the Property that Buyer is required to waive on or before the last day of the Review Period except for the following matters (referred to as "Open Contingencies"):

                a. Title and Survey Matters. (i) Special Exception No. 9 to the Second Commitment dated July 29, 1997, under Order No. 526549.2 ("PR"), issued by Transnation Title Insurance Company ("Title Insurer"), (ii) the matters covered by paragraph no. 3 to Supplemental No. 1 to the PR dated July 29, 1997, and (iii) title, survey and UCC objections that Seller agreed to remove in its letter dated October 13, 1997.

               b. Environmental Matters. (i) The adequacy of the prior underground storage tank removal that was performed at the portion of the Property occupied by TOSCO Corporation, and (ii) the environmental condition of the portion of the Property occupied by In Kyu Kang and Kuy Ja Kang dba Sun Cleaners.

               c. PUD Matters. Contingencies with respect to City of Lynnwood Planned Unit Development (PUD) for the Property (established by Ordinance No.
1723), which restricts the building floor area for the restaurants and/or taverns on the Property.

               d. Roof Warranties. Buyer's review of the roof warranties for the Property and determination of whether they are assignable at Closing. Seller agrees to cooperate to effect an assignment of the roof warranties for the Property as of Closing. Any costs or expenses payable to third parties in connection with an assignment of the roof warranties, including without limitation, any inspection fees or costs and any recommended or required roof repairs, shall be the responsibility of Buyer.

        2. Extension of Review Period. Notwithstanding anything in the Agreement to the contrary, the parties hereby agree that Buyer's Review Period (as previously extended) is extended to October 23, 1997, with respect to the Open Contingencies only, and the Agreement is hereby amended






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accordingly. Buyer acknowledges that Buyer's Review Period has expired with respect to all contingencies that Buyer is required to waive on or before the last day of the Review Period other than the Open Contingencies and that the provisions of Section 1 of this Amendment shall control with respect to the Open Contingencies.

        3. Closing Date. Although Buyer's Review Period has been extended as set forth in Section 1 of this Amendment, the parties agree that there will not be an extension of the Closing Date, which the parties confirm will be November 17, 1997. Section 1 of the Agreement is hereby amended accordingly.

        4. Property Repairs. Seller agrees to pay up to an aggregate sum of $12,000.00 to third parties or in reimbursement of expenses incurred by Buyer upon presentation of invoices for repairs, inspections or other improvements to the Property to remedy concerns raised by Buyer after its inspection and review of the Property (including without limitation any inspections and/or repairs required for transfer of roof warranties).

        5. Closing Conditions. Buyer does not waive its right to terminate the Agreement under Section 10.1 of the Agreement because of a failure of one of the Major Tenants to deliver an Estoppel Certificate on or before Closing, or any other conditions to Closing that are not required under the terms of the Agreement to be waived prior to Closing.

        6. Scope of Amendment. Except as so amended, all of the terms and conditions of the Agreement are incorporated herein by reference and remain in full force and effect.

        7. Counterparts. This document may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document, whether or not all parties execute each counterpart.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BUYER:                                  SELLER:

PARKWAY CAPITAL, INC.,                  AMERICAN PROPERTIES INVESTMENTS, INC.,
a Washington corporation                a Washington corporation



By /s/ MICHAEL SANDORFFY                By /s/ RAYMOND J. WHITTY
   ------------------------------          -----------------------------------
   Michael Sandorffy                       Raymond J. Whitty
   Its President                           Its Treasurer